Exhibit 99.2

This Statement on Form 4 is filed by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC, ST/RRRR LLC, Apollo Advisors IV, L.P. and Apollo Management IV, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Investment Fund IV, L.P.

Date of Event Requiring Statement:  July 26, 2006

Issuer Name and Ticker or Trading Symbol:  SkyTerra Communications, Inc. (SKYT.OB)

APOLLO INVESTMENT FUND IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its Managing General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

AIF IV/RRRR LLC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

	By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

AP/RM ACQUISITION LLC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

	By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

ST/RRRR LC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

	By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO MANAGEMENT IV, L.P.

By:	AIF IV MANAGEMENT, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO ADVISORS IV, L.P.

By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

		By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President